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           EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT


                   SCT Software & Resource Management Corporation(1)

                   SCT Financial Corporation(1)

                   SCT Government Systems, Inc.(1)

                   SCT Property, Inc.(1)

                   SCT Utility Systems, Inc.(1)

                   SCT International Limited(2)

                   SCT Manufacturing & Distribution Systems, Inc.(1)

                   SCT Technologies (Canada) Inc.(3)

                   Systems & Computer Technology International B.V.(4)

                   Fygir Logistic Information Systems B.V.(4)

                   SCT Holdings Corporation(1)

                   Systems & Computer Technology International S.A.R.L.(5)

                   SCT Technologies de Mexico S. de R.L. de C.V.(6)

                   Systems & Computer Technology de Mexico S. de R.L. de C.V.(6)

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                   (1) Incorporated in Delaware
                   (2) Incorporated in the United Kingdom
                   (3) Incorporated in Ontario, Canada
                   (4) Incorporated in the Netherlands
                   (5) Incorporated in France
                   (6) Incorporated in Mexico